SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.   20549
                          ________

                          FORM 8-K

                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
                July 15, 1997 (June 24, 1997)


              ADVANCED GAMING TECHNOLOGY, INC.

     (Exact Name of Registrant as Specified in Charter)

        2482-650 West Georgia Street, P.O. Box 11610
         Vancouver, British Columbia, Canada V6B 4N9

          (Address of Principal Executive Offices)

          Wyoming             000-21991      98-0152226

(State of Other Jurisdiction  (Commission    (IRS Employer
      of Incorporation)        File Number)   Identification
No.)

     Registrant's telephone number, including area code:
                       (604) 689-8841



    (Former Name or Former Address, if Changed Since Last
                           Report)

Item 9.  Sales of Equity Securities Pursuant to Regulation
S.

     Information concerning recent sales by the registrant of equity securities that were not registered under the Securities Act of 1933 in reliance upon Regulation S under that Act is set forth below. No underwriters were involved in the transactions, except a finder's fee of 12% was paid to Select Capital Advisors, Inc. in connection with the sale of certain convertible debentures, and the registrant did not publicly offer any securities.

     (a) Effective as of June 24, 1997, 8,130 shares were issued in payment in advance of the first three months interest in respect of certain convertible debentures to BMS
Capital Co.

     (b) Effective as of June 24, 1997, 8,442 shares were issued in payment in advance of the first three months interest in respect of certain convertible debentures to Enrique Denegri.

     (c) Effective as of June 24, 1997, 86,806 shares were issued to Paril Holding upon conversion of $25,000 of a $400,000 convertible debenture.

     (d) Effective as of July 9, 1997, 37,100 shares were issued in payment in advance of the first three months interest in respect of certain convertible debentures to Silenus Limited.

     (e) Effective as of July 10, 1997, 208,333 shares were issued to Passy Holding upon conversion of $50,000 of a $250,000 convertible debenture.

     (f) Effective as of July 11, 1997, an aggregate of 94,696 shares were issued to EBC Zurich AG upon conversion of two separate $12,500 convertible debentures.

     (g) Effective as of July 11, 1997, 236,742 shares were issued to De Affiliate B.V. upon conversion of a $62,500 convertible debenture.

     (h) Effective as of July 11, 1997, 100,806 shares were issued to Lockwood Resources Limited upon conversion of $25,000 of a $187,500 convertible debenture.






                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ADVANCED GAMING TECHNOLOGY, INC.


                    By:  /s/Robert Curtis Silzer, Jr.
Dated: July 15, 1997
                         Robert Curtis Silzer, Jr.,
                           Vice President-Operations